                                                                    EXHIBIT 4.4

                         TRADEMARK SECURITY AGREEMENT
                         ----------------------------

          THIS TRADEMARK SECURITY AGREEMENT (this "Agreement") is made as of
                                                   ---------
May 19 1999, by HOLLYWOOD CASINO CORPORATION, a Delaware corporation, with its chief executive office at Two Galleria Tower, Suite 2200, 13455 Noel Road LB48, Dallas, Texas 75240 ("Grantor"), in favor of STATE STREET BANK AND TRUST
                      -------
COMPANY, a Massachusetts chartered trust company, with offices at Two International Place, 4th Floor, Boston, Massachusetts 02110, as Trustee acting on behalf of the Holders of the Notes under (and as defined in) the Indenture described below (the "Secured Party").
                      -------------

                                   RECITALS
                                   --------

          WHEREAS, Grantor, HWCC Tunica, Inc., HWCC-Shreveport, Inc., and Secured Party, as Trustee, have entered into an Indenture dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), pursuant to which Grantor will issue up to
                        ---------
$310,000,000 of its 11 1/4% Series A and Series B Senior Secured Notes due 2007 and up to $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").
                                                                     -----

          WHEREAS, to satisfy one of the terms and conditions of the Indenture, Grantor has entered into that certain Security Agreement dated as of the date hereof (the "Security Agreement") in favor of Secured Party, which is
             ------------------
incorporated herein by reference; and

          WHEREAS, the Security Agreement provides, inter alia, for the
                                                    ----- ----
assignment and grant of a security interest in certain intellectual property of Grantor; and

          WHEREAS, it is the purpose of this document to perfect and memorialize the security interests granted to Secured Party in the Security Agreement in the United States trademark registrations and applications for registration of Grantor described or referred to in the attached Exhibit A, in a form suitable
                                                 ---------
for recording in the United States Patent and Trademark Office;

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, and subject to the terms and conditions of the Security Agreement, Grantor hereby assigns and grants to Secured Party a continuing first priority security interest in all of Grantor's right, title and interest in, to and under each trademark registration and application for trademark registration described or referred to in the attached Exhibit A, whether presently existing
                                         ---------
or hereafter created or acquired, and a security interest in the good will of the business symbolized by the respective marks of said registrations and applications.

          The provisions of this Agreement shall be governed by the internal laws of the State of New York.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered as of the date first set forth above.


                                        HOLLYWOOD CASINO CORPORATION


                                        By: /s/ Paul C. Yates
                                            ----------------------------
                                            Paul C. Yates
                                            Executive Vice President and
                                            Chief Financial Officer

STATE OF ILLINOIS  )
                   )
COUNTY OF COOK     )

                   BEFORE ME, the undersigned authority, on this day personally appeared Paul C. Yates, and having been duly sworn by me, upon his/her oath states that he/she is Executive Vice President and CFO of Hollywood Casino Corporation, that he/she has read and understands the foregoing instrument, that he/she is authorized to execute said instrument, and acknowledged to me that he/she executed same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

     SUBSCRIBED AND SWORN TO BEFORE ME, this 19th day of May, 1999.


                                        /s/ Joyce A. Kiel
                                        NOTARY PUBLIC

                                        My Commission Expires:  3/12/2002

                                   EXHIBIT A
                                   ---------
                                      to
                         TRADEMARK SECURITY AGREEMENT

                           Trademark Registrations:
                           -----------------------

Mark                                            Reg No.           Date
-------------------------------------------------------------------------
HOLLYWOOD CASINO & DESIGN                       1,849,650       08/09/94

HOLLYWOOD CASINO                                1,851,759       08/30/94

RUDOLFO'S                                       1,865,043       11/29/94

HOLLYWOOD DIRECTOR'S LOUNGE & DESIGN            1,874,322       01/17/95

HOLLYWOOD DIRECTOR'S LOUNGE                     1,880,151       02/21/95

CAFE HARLOW                                     1,880,969       02/28/95

CLUB HARLOW & DESIGN                            1,882,606       03/07/95

CAFE HARLOW CUISINE AMERICAIN & DESIGN          1,884,060       03/14/95

CLUB HARLOW                                     1,885,408       03/21/95

HOLLYWOOD TAKE TWO & DESIGN                     1,885,409       03/21/95

HOLLYWOOD TAKE TWO                              1,885,410       03/21/95

HOLLYWOOD TAKE ONE & DESIGN                     1,885,411       03/21/95

HOLLYWOOD TAKE ONE                              1,885,412       03/21/95

RUDOLFO'S RISTORANTE                            1,927,611       10/17/95

RUDOLFO'S ROMANTIC ITALIAN DINING & DESIGN      1,891,855       04/25/95

HOLLYWOOD EPIC BUFFET                           1,902,030       06/27/95

HOLLYWOOD EPIC BUFFET & DESIGN                  1,903,176       07/04/95

HOLLYWOOD CASINO                                1,903,858       07/04/95

HOLLYWOOD MARQUEE                               1,904,686       07/11/95

HOLLYWOOD SCREEN TEST                           1,904,687       07/11/95

MARK                                            REG. NO.       REG. DATE
------------------------------------------------------------------------
HOLLYWOOD MARQUEE and Design                    1,990,629       08/06/96
(Serial No. 74-395727)

FAIRBANKS A SWASHBUCKLING                       1,926,892       10/17/95
STEAKHOUSE and Design (Serial No. 74-395732)

FAIRBANKS (Serial No. 74-395734)                1,974,466       05/21/96

HOLLYWOOD SCREEN TEST & Design                  1,928,914       10/24/95
(Serial No. 74-395740)

HOLLYWOOD CASINO (Stylized)                     1,949,319       01/16/96
(Serial No. 74-298908)

ADVENTURE SLOTS (Stylized)                      2,043,723       03/11/97

ADVENTURE SLOTS & DESIGN                        2,049,113       04/01/97

ADVENTURE SLOTS (Stylized)                      2,050,964       04/08/97

ADVENTURE SLOTS                                 2,101,971       09/30/97



                            TRADEMARK APPLICATIONS
                            ----------------------

MARK                                            SERIAL NO.     FILING DATE
--------------------------------------------------------------------------
HOLLYWOOD BOX OFFICE BAR                        74/395,742      05/26/93

HOLLYWOOD BOX OFFICE BAR & DESIGN               74/395,743      05/26/93

HOLLYWOOD CASINO HOTEL                          74/479,112      01/13/94

HOLLYWOOD CASINO STUDIO STORE                   74/687,479      06/12/95

HOLLYWOOD STUDIO WORLD                          75/063,112      02/26/96

HOLLYWOOD KIDZ                                  75/124,091      06/24/96

HOLLYWOOD CASINO & DESIGN                       75/261,553      03/21/97

HOLLYWOOD CASINO & DESIGN                       75/261,554      03/21/97

HOLLYWOOD CASINO & DESIGN                       75/261,555      03/21/97

HOLLYWOOD CASINO & DESIGN                       75/261,556      03/21/97

                                      C-2